Exhibit 3.36

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

ROCKWOOD PIGMENTS NA, LLC

1.                                      The name of the limited liability company is Rockwood Pigments NA, LLC.

2.                                      The Certification of Formation of the limited liability company is hereby amended as follows:

“1.  The name of the limited liability company (the “Company” is Huntsman Pigments Americas LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 13th day of October, 2014.

By:
Name:	Rachel K. Muir
Title:	Authorized Person